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                                                                 Exhibit 99.1


POLYONE logo                                            N E W S   R E L E A S E


FOR IMMEDIATE RELEASE

                POLYONE SELLS EUROPEAN RUBBER GRANULATES BUSINESS

CLEVELAND - June 9, 2004 - PolyOne Corporation (NYSE: POL), a leading global polymer services company, announced today that it has completed the sale of its Melos(R) rubber granulates operations to the Melos management team, supported by investors from a group of European banks and funds. The purchase price was not disclosed.

The Melos(R) unit produces and sells primarily EPDM (Ethylene Propylene Diene Monomer) rubber granulates for the artificial surfacing market, which includes running tracks, sports fields, playgrounds and safety flooring systems. The business, which PolyOne acquired in 1998, had 2003 sales of approximately $35 million.

PolyOne retains operations on a portion of the Melle site for the manufacture of low-smoke and flame, zero halogen (LSFOH) wire and cable insulation compounds, a technology and process application that remains an investment focus for the Company. PolyOne invested in the LSFOH production facility following the Melos acquisition in 1998. Recently, PolyOne installed new LSFOH equipment in the facility and opened a new LSFOH compound development laboratory in Assesse, Belgium.

"We have enjoyed our short partnership with the Melos team, but now we can focus all of our attention on our core plastic compounding and color additives businesses," said Bernard Baert, PolyOne's vice president and general manager of International Compounds and Colors. "With the focus of the new owners, customers of the Melos operations also will benefit."

PolyOne will recognize a non-cash charge of approximately $8 million in the second quarter of 2004 as a result of the transaction.

PolyOne Corporation, with 2003 annual revenues of approximately $2 billion, is an international polymer services company with continuing operations in thermoplastic compounds, specialty polymer formulations, color and additive systems, and thermoplastic resin distribution. Headquartered in northeast Ohio, PolyOne has employees at manufacturing sites in North America, Europe, Asia and Australia, and joint ventures in North America, South America and Asia. Information on the Company's products and services can be found at http://www.polyone.com.




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PolyOne North American Media & Investor Contact: Dennis Cocco
                                                 Vice President, Investor
                                                 Relations & Communications
                                                 440.930.1538

PolyOne European Media Contact:                  Steve Duckworth
                                                 Business Development Director -
                                                 International
                                                 +32 498 93 81 37


FORWARD-LOOKING STATEMENTS
In this press release, statements that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance or results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; and financial results.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-Q, 8-K and 10-K reports to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. (Ref. #60904)